Exhibit 77C
          Kemper Intermediate Government Trust
          Form N-SAR for the period ended 11/30/95
          File No. 811-5539


          A special meeting of Registrant's shareholders was held on September 19, 1995. Votes regarding the items submitted to shareholder vote are set forth below.

          Item 1:  Election of Members to the Boards

                   James E. Akins

                       Vote             Number
                       ----             -----------
                       FOR               24,407,493
                       WITHHELD              14,653

                   Fred B. Renwick

                       Vote             Number
                       ----             -----------
                       FOR               24,405,050
                       WITHHELD              17,096


          Item 2:  Selection of Independent Auditors

                       Vote             Number
                       ----             -----------
                       FOR               23,818,145
                       AGAINST              189,010
                       ABSTAIN              414,991


          Item 3:  New Investment Management Agreement

                       Vote             Number
                       ----             -----------
                       FOR               23,426,641
                       AGAINST              449,272
                       ABSTAIN              546,233



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